UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2008

INTERACTIVE SYSTEMS WORLDWIDE INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-21831	22-3375134
(Commission File Number)	(IRS Employer Identification No.)

2 Andrews Drive, West Paterson, NJ	07424
(Address of Principal Executive Offices)	(Zip Code)

(973) 256-8181
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 1, 2008, Interactive Systems Worldwide, Inc. (the “Company”) and Bernard Albanese entered into a three month extension (the “Extension”) of the one year employment agreement, dated as of August 10, 2007 (the “Agreement”), between the Company and Mr. Albanese, its Chairman of the Board, Chief Executive Officer and President, and acting Principal Financial Officer, extending the “Term” of the Agreement (which would otherwise have expired on June 30, 2008) to September 30, 2008. The Extension continues the Agreement on the same terms and conditions set forth in the Agreement to the new expiration date, except that Mr. Albanese’s incentive compensation bonus ($30,000 for each $1 million of consolidated revenues, up to a maximum bonus of $120,000 if consolidated revenues of $4 million are realized) will be based on each $1 million of revenue realized by the Company and its subsidiaries on a consolidated basis during the 12 month period ending September 30, 2008 (rather than June 30, 2008). The Agreement was described in Item 10 of the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007 (on pages 35 and 36 thereof), filed on January 15, 2008.

The foregoing summary of the Extension is qualified in its entirety by the full text of the Extension, filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Extension, dated July 1, 2008, of Employment Agreement between the Company and Bernard Albanese, dated as of August 10, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE SYSTEMS WORLDWIDE INC (Registrant)

Date: July 8, 2008	By:	/s/ Bernard Albanese
Bernard Albanese
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Extension, dated July 1, 2008, of Employment Agreement between the Company and Bernard Albanese, dated as of August 10, 2007.